Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K


                         CONSENT OF INDEPENDENT AUDITORS



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses for Alabama Municipal Cash Trust, Georgia Municipal Cash Trust, Maryland Municipal Cash Trust and North Carolina Municipal Cash Trust; the Institutional Service and Cash II Shares' Prospectuses for New York Municipal Cash Trust; the Institutional Service Shares Prospectus for Arizona Municipal Cash Trust, Connecticut Municipal Cash Trust and Massachusetts Municipal Cash Trust; the Institutional and Cash II Shares' Prospectuses for Florida Municipal Cash Trust and Michigan Municipal Cash Trust; the Institutional and Cash Series Shares' Prospectuses for Minnesota Municipal Cash Trust; the Institutional and Institutional Service Shares' Prospectuses for New Jersey Municipal Cash Trust and Virginia Municipal Cash Trust; the Institutional, Institutional Service and Cash Series Shares' Prospectuses for Pennsylvania Municipal Cash Trust; and Institutional, Institutional Service and Cash II Shares' Prospectuses for California Municipal Cash Trust and Ohio Municipal Cash Trust; and "Independent Auditors" in the Statements of Additional Information for the Alabama Municipal Cash Trust, Georgia Municipal Cash Trust, Maryland Municipal Cash Trust and North Carolina Municipal Cash Trust; the Institutional Service and Cash II Shares' Statement of Additional Information for New York Municipal Cash Trust; the Institutional Service Shares Statements of Additional Information for Arizona Municipal Cash Trust, Connecticut Municipal Cash Trust and Massachusetts Municipal Cash Trust; the Institutional and Cash II Shares' Statements of Additional Information for Florida Municipal Cash Trust and Michigan Municipal Cash Trust; the Institutional and Cash Series Shares' Statement of Additional Information for Minnesota Municipal Cash Trust; the Institutional and Institutional Service Shares' Statements of Additional Information for New Jersey Municipal Cash Trust and Virginia Municipal Cash
Trust; the Institutional, Institutional Service and Cash Series Shares' Statement of Additional Information for Pennsylvania Municipal Cash Trust and the Institutional, Institutional Service and Cash II Shares' Statements of Additional Information for California Municipal Cash Trust and Ohio Municipal Cash Trust in Post-Effective Amendment Number 65 to the Registration Statement (Form N-1A, No. 33-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports dated December 12, 2003 on Alabama Municipal Cash Trust, Arizona Municipal Cash Trust, California Municipal Cash Trust, Connecticut Municipal Cash Trust, Florida Municipal Cash Trust, Georgia Municipal Cash Trust, Maryland Municipal Cash Trust, Massachusetts Municipal Cash Trust, Michigan Municipal Cash Trust, Minnesota Municipal Cash Trust, New Jersey Municipal Cash Trust, New York Municipal Cash Trust, North Carolina Municipal Cash Trust, Ohio Municipal Cash Trust, Pennsylvania Municipal Cash Trust and Virginia Municipal Cash Trust (sixteen of the portfolios comprising Money Market Obligations Trust) included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2003.



ERNST & YOUNG LLP
Boston, Massachusetts
December 23, 2003

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 65 to Registration Statement No. 33-31602 on Form N-1A of our report dated December 17, 2003 relating to the financial statements of Federated Tax-Free Trust Fund for the year ended October 31, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



Deloitte & Touche LLP

Boston, Massachusetts,
December 29, 2003